UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2013

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

20 Trafalgar Square
Nashua, New Hampshire 03063
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

Effective February 4, 2013, the Board of Directors of GT Advanced Technologies Inc. (the “Company”) appointed Thomas Wroe, Jr. as a director of the Company.  The appointment was made in order to fill a vacancy existing on the Board of Directors resulting from an increase in the size of the Board from eight to nine members, which increase was made in conjunction with Mr. Wroe’s appointment.  Mr. Wroe has been appointed to serve until the 2013 Annual Meeting of Stockholders or until his successor is duly appointed and qualified.  The Board of Directors appointed Mr. Wroe, who is considered an independent director, upon the recommendation of its Corporate Governance and Nominating Committee

Mr. Wroe has served as Chairman of the Board of Sensata Technologies Holdings N.V. (“Sensata”), a sensor and control manufacturer, since March 2010, and served as its Chief Executive Officer from March 2010 to December 2012.  From June 2006 to March 2010, Mr. Wroe served as Chief Executive Officer and director of Sensata’ s  principal operating subsidiary, Sensata Technologies, Inc. and as Chairman of the Board since 2006.  From June 1995 to June 2006, Mr. Wroe served as the President of the sensors and controls business of Texas Instruments and as a Senior Vice President of Texas Instruments from March 1998 to June 2006.  Mr. Wroe also serves on the board of directors of Chase Corporation, a manufacturer of wire and cable, specialty chemicals, bridge construction materials, advanced converting and electronics.

There are no arrangements or understandings between Mr. Wroe and any other person pursuant to which he was selected to serve on the Board of Directors, and there are no relationships or transactions in which Mr. Wroe has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Effective February 4, 2013, Mr. Wroe was also appointed to serve as a member of the Compensation Committee.

Pursuant to a letter agreement, consistent with the Company’s standard non-employee director cash compensation arrangements, Mr. Wroe will receive annual cash compensation of $60,000 for his service on the Company’s Board of Directors and additional annual cash compensation of $5,000 for his service on the Compensation Committee.  A copy of the letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the election of Mr. Wroe to the Board of Directors, and in accordance with the Company’s compensation policies with respect to the initial election of a new director, the Compensation Committee of the Board of Directors has authorized a grant to Mr. Wroe of restricted stock unit awards (“RSUs”) in an amount equal to $120,000 based on the closing stock price of the Company’s common stock on the date of grant.  One-third of the RSUs will vest on each of the first, second and third anniversary of the date of grant.  The restricted stock unit agreement to be granted to Mr. Wroe will provide for accelerated vesting the RSUs as follows: (A) if a Change in Control Termination (as such term  is defined in the RSU) occurs on or before the one-year anniversary of the date of grant, one-third of the RSUs shall vest on the date of such Change in Control Termination; (B) if the Change in Control Termination occurs on any date between the first and second anniversary of the date of grant, an additional one-third of the RSUs shall vest on the date of such Change in Control Termination; and (c) if the Change in Control Termination occurs on any date between the second and third anniversary of the date of grant, the remaining one-third RSUs shall vest on the date of such Change in Control Termination.  The form of RSU award agreement was previously filed by the Company on a Current Report on Form 8-K (filed on March 23, 2012).

Mr. Wroe will also be eligible to receive a grant of restricted stock unit awards under and in accordance with the Company’s 2011 Equity Incentive Plan, subject to his election to the board of directors at the 2013 Annual Meeting of Stockholders, in an amount equal to $120,000 based on the closing stock price of the Company’s common stock on that date, and upon the terms of the form of restricted stock unit agreement approved by the Committee on August 24, 2011, all of which restricted stock units shall vest on the earlier of (i) the day preceding the next annual meeting of stockholders of the Company and (ii) the first anniversary of the date of grant.

Item 8.01  Other Events.

Annual Meeting Date Set

The Board of Directors of the Company has approved June 5, 2013 as the date for the Company’s 2013 annual meeting of shareholders (the “Annual Meeting”). The Board also approved the record date for stockholders entitled to notice of and to vote at the 2013 Annual Meeting, which is fixed as the close of business on April 8, 2013.  Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2012 annual meeting of shareholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company at its principal offices and directed to the attention of the Company’s Secretary by the close of business on February 17, 2013, which the Company has determined to be reasonable. Such proposals must also comply with the Company’s Amended and Restated Bylaws (the “Bylaws”) and the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.

The address of the Company’s principal offices is 20 Trafalgar Square Nashua, New Hampshire 03063.

Shareholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the Bylaws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting.  Because the date of the Annual Meeting has been changed to a date that is not within thirty (30) days before or sixty (60) days from the anniversary of the Company’s 2012 annual meeting of shareholders, in accordance with Article II, Section 11 of the Company’s Amended and Restated Bylaws, to be timely, such notice must be received by the Company at its principal offices and directed to the attention of the Company’s Secretary by the close of business on the tenth (10 th) day following the day on which a public announcement with respect to the date of such meeting is first made by the Corporation.  Therefore, timely notice must be received by the close of business on February 17, 2013.  Such proposals must also comply with all other requirements set forth in the Company’s Bylaws and other applicable laws.

Item 9.01                  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated February 4, 2013, by and between the Company and Thomas Wroe, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ HOIL KIM
Date: February 6, 2013	Hoil Kim
Vice President, Chief Administrative Officer and General Counsel